                                                                     EXHIBIT 3.7

                                     FORM OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           SERVICE AMERICA CORPORATION

                  Service America Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY
CERTIFY:

                  The name of the Corporation is Service America Corporation. The Corporation was originally incorporated under the name "SERVICE AMERICA CORPORATION," and filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 18, 1960. The Corporation filed a Restated Certificate of Incorporation on January 21, 1997. The Certificate of Incorporation was further amended pursuant to that certain Corrected Certificate of Merger, merging Servam Acquisition Corp. with and into the Corporation filed with the Secretary of State of the State of Delaware on November 23, 1998.

                  This Restated Certificate of Incorporation, which restates and further amends the certificate of incorporation of the Corporation as heretofore amended and restated, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware ("DGCL") and by the written consent of its stockholders in accordance with Section 228 of the DGCL. The Corporation has received payment for its stock.

                  The certificate of incorporation of the Corporation, as heretofore amended and restated, is hereby further amended and restated to read in its entirety as follows:

                  FIRST: The name of the Corporation is Service America Corporation.

                  SECOND: The registered office and registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                  FOURTH: (1) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $0.01 per share ("Common Stock"). The number of authorized shares of the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).

         (2) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

         (b) Dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

         (c) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

                  FIFTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or this Restated Certificate of Incorporation, subject to the power of the stockholders entitled to vote to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority in voting power of all the shares of the Corporation entitled to vote generally in the election of directors shall be required in order for the stockholders to amend, alter, change, add to or repeal the By-Laws of the Corporation.

                  SIXTH: (1) To the fullest extent permitted by the laws of the State of Delaware:

                  (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in the By-Laws of the Corporation with respect to proceedings to enforce rights to indemnification and "advancement of expenses" (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  (b) In addition to the right to indemnification conferred in this Article Sixth, Section (1), an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking (hereinafter an

"undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article Sixth or otherwise.

                  (2) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Sixth, Section (2) shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. If the DGCL is amended after the effective date of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                  SEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of at least one (1) director, with the exact number of directors to be determined from time to time by resolution adopted by an affirmative vote of a majority of the Board of Directors. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Directors may be removed with or without cause by the affirmative vote of at least a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors.

                  EIGHTH: Any action required or permitted to be taken by the holders of the Common Stock of the Corporation may be effected at a duly called annual or special meeting of such holders or by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board of Directors of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors or (ii) the Board of Directors upon a request by the holders of at least 25% in voting power of all shares of the Corporation entitled to vote at such meeting. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated by the Board of Directors or in the By-Laws of the Corporation.

                  NINTH: The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

                  TENTH: Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article Fifth, Article Sixth, Article Seventh, Article Eighth, Article Ninth or this Article Tenth or to adopt any provision inconsistent therewith.

                  ELEVENTH: The affirmative vote of two-thirds of the members of the Board of Directors in office shall be required to approve any merger, any sale of all or substantially all of the assets of the Corporation, any liquidation of the Corporation or the filing by the Corporation of a voluntary petition in bankruptcy.

                                      * * *

                  IN WITNESS WHEREOF, SERVICE AMERICA CORPORATION has caused this certificate to be signed by Janet L. Steinmayer, its Executive Vice President, General Counsel and Secretary, on this ____ day of ____, 2003.

                                     SERVICE AMERICA CORPORATION

                                     By:________________________________________
                                        Name:  Janet L. Steinmayer
                                        Title: Executive Vice President, General
                                               Counsel and Secretary